UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2009

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Bowie Street, Austin, Texas		78703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(512) 477-4455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)          Compensatory Arrangements of Certain Officers.

On September 9, 2009 the Board of Directors (the “Board”) of Whole Foods Market Inc. approved the Company’s new Executive Compensation Plan (the “New Bonus Plan”). With respect to all Executive Team Members, the New Bonus Plan will replace the Company’s existing incentive bonus plan.  The New Bonus Plan provides for: (A) a qualitative bonus amount (the “Qualitative Bonus Amount”), and (B) a quantitative bonus amount (the “Quantitative Bonus Amount”).

The Qualitative Bonus Amount is determined by the Compensation Committee in its discretion provided this amount shall not be more than 30% of the applicable executive’s annual base salary.

The Quantitative Bonus Amount is determined each year through the Compensation Committee’s selection of performance criteria, exclusively from the list of thirteen possible criteria discussed below.  Other than for fiscal year 2009, the year in which this plan was adopted, prior to the beginning of the fiscal year the Compensation Committee will select and weight the performance criteria.  For 2009 the performance criteria were selected and weighted concurrent with the Compensation Committee’s recommendation of the New Bonus Plan.

1.	Comparable store sales, adjusted for inflation — each basis point increase is multiplied times a predetermined dollar amount.
2.	Total sales growth, adjusted for inflation — each basis point increase is multiplied times a predetermined dollar amount.
3.	Earnings before interest, taxes and non-cash expenses (“EBITANCE”) — the total dollar result is multiplied times a predetermined percentage.
4.	Year over year improvement in EBITANCE — total dollar improvement, if any, is multiplied times a predetermined percentage.
5.	Net operating profit after taxes, with certain other adjustments (“NOPAT”) — the total dollar result is multiplied times a predetermined percentage.
6.	Year over year improvement in NOPAT — the total dollar improvement, if any, is multiplied times a predetermined percentage.
7.	Year over year per square foot improvement in NOPAT — each basis point of improvement, if any, is multiplied times a predetermined dollar amount.
8.	NOPAT return on invested capital with certain other adjustments (“NOPAT ROIC”) — each basis point of return is multiplied times a predetermined dollar amount.
9.	Year over year improvement in NOPAT ROIC — each basis point of improvement, if any, is multiplied times a predetermined dollar amount.
10.	Economic Value Added (“EVA”) — the total dollar result is multiplied times a predetermined percentage.
11.	Year over year improvement in EVA — the total dollar improvement, if any, is multiplied times a predetermined percentage.
12.	Positive free cash flow — the total dollars of free cash flow are multiplied times a predetermined percentage.
13.	Year over year improvement in average store development cost per square foot, adjusted for inflation — each basis point decrease, if any, is multiplied times a predetermined dollar amount.

With regard to the performance criteria selected for the applicable fiscal year, the resulting dollar amounts are summed to determine the Quantitative Bonus Amount for such year.  The Company’s definition of the non-GAAP measures EBITANCE, NOPAT, EVA and free cash flow are all detailed in certain of our earnings press releases where the relevant term is discussed.  No subtraction from the Quantitative Bonus Amount results from any neutral or negative performance criteria.

Total cash compensation received by each executive for any one fiscal year is limited by the Company’s salary cap, which is calculated as 19 times the average annual wage of all full time Team Members, and which for 2008 was $652,400.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: September 11, 2009	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and
Chief Financial Officer